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                                                                    EXHIBIT 99.1

                                 ENROLLMENT FORM

                                   LNBB DIRECT

                                 ENROLLMENT FORM

                      PLEASE READ CAREFULLY BEFORE SIGNING

Status: (please check one and sign below)

[ ] I hereby represent and confirm that I am the registered holder of common shares of LNB Bancorp.

[ ] I have checked the box below for "Optional Cash Payment" and have enclosed a check or money order in an amount of at least $250.00 to make an initial purchase of LNB Bancorp common shares and to become a registered holder of common shares of LNB Bancorp.

       Check here if mailing information below is how you want your stock
---    registered.

SHAREHOLDER'S NAME(S) AND ADDRESS APPEARS HERE IN AN ADDRESS BOX

If the above is not how you want your stock registered, please print or type the correct account registration below. (Note: All parties named in the account registration must sign the Enrollment Form in the space provided on the reverse.)


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       Social Security Account Number (SSAN)

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INDIVIDUAL OR JOINT.  Joint accounts will be presumed to be joint tenants unless restricted by applicable state law or otherwise indicated.

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Owner's First Name    M.I.     Last Name        Owner's Social Security Number

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Joint Owner's First Name   M.I.     Last Name

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CUSTODIAL. A minor is the beneficial owner of the account with an adult
Custodian managing the account until the minor becomes of age, as specified in the Uniform Gifts/Transfers to Minors Act in the minor's state of residence.



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Custodian's First Name     M.I.             Last Name


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Minor's First    M.I.     Last          Minor's Social             Minor's State
Name                      Name          Security Number            of Residence


TRUST. Account is established in accordance with provisions of a trust agreement.


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Trustee Name                                         Name of Trust


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Trust Date                 Tax ID Number             Beneficiary


Dividend Reinvestment Options:  (please check one and sign below)

         IF YOU CURRENTLY PARTICIPATE IN THE LNB BANCORP DIVIDEND REINVESTMENT PLAN AND WANT YOUR EXISTING INSTRUCTIONS ABOUT REINVESTMENT OF DIVIDENDS TO CONTINUE TO APPLY, YOU NEED NOT CHECK ANY BOX.

[ ] Full Dividend Reinvestment: I hereby authorize LNB Bancorp to pay to Registrar and Transfer Company, as agent for my account, all cash dividends due to me on common shares of LNB Bancorp for which I am the registered holder. I want to reinvest dividends on all shares registered in my name for the purchase of full or fractional common shares of LNB Bancorp in accordance with the terms of LNBB Direct, as may be amended from time to time (the "Plan").

[ ]      Partial Dividend Reinvestment: I hereby authorize LNB Bancorp to pay to Registrar and Transfer Company, as agent for my account, all cash
         dividends due to me on (pick one) [ ]       common shares of LNB
         Bancorp; or [ ]      % of LNB Bancorp common shares for which I am the
         registered holder. I want to reinvest dividends on the indicated number of shares or percentage of shares as so indicated in my name for the purchase of full or fractional shares of LNB Bancorp common shares in accordance with the terms of the Plan.


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[ ]      Optional Cash Purchase Only: I want to receive cash dividends for all shares registered in my name and participate in the cash purchase option only. (I understand that I will receive full dividend reinvestment on the shares held by the Plan Administrator in book entry form on my behalf.)

Cash Purchase Options:  (please check all that apply and sign below)

[ ]      Optional Cash Payment: I enclose herewith a check or money order
         payable to LNBB Direct in the sum of $       (minimum $250.00) and
         hereby authorize Registrar and Transfer Company, as my agent, to invest the entire proceeds from that check or money order in full or fractional shares of LNB Bancorp common shares in accordance with the terms of the Plan.

[ ] Optional Automatic Investment: I hereby authorize Registrar and Transfer Company, as agent, to debit my checking, savings or other
         account $      on a monthly basis as set forth in the completed
         automatic debit authorization form on the reverse side and invest such designated amount in full or fractional shares of LNB Bancorp common shares in accordance with the terms of the Plan. The reverse side must be completed. All withdrawals will be made on or about the 20th of each month.

I hereby appoint Registrar and Transfer Company as my agent under the terms and conditions of LNBB Direct, as described in the Prospectus accompanying this Enrollment Form, to receive any cash dividends that may become payable to me on any of the common shares of LNB Bancorp as specified above, and to apply such dividends to the purchase of shares as provided in the Plan. I acknowledge receipt of the LNBB Direct Prospectus and agree to the terms and conditions of the Plan stated in that Prospectus, as same may be amended from time to time.

I understand that I may change my reinvestment options or revoke this authorization at any time by notifying Registrar and Transfer Company in writing of my desire to modify or terminate my participation in LNBB Direct. I understand that the purchase of common shares will be made subject to the terms and conditions of the Plan, and that I may terminate this authorization at any time by notifying Registrar and Transfer Company in writing.

                              ENROLLMENT SIGNATURES

Return this Enrollment Form only if you wish to participate in LNBB Direct. This Enrollment form, when signed, should be mailed to: LNBB Direct, c/o Registrar and Transfer Company, Direct Purchase/DRP Department, 10 Commerce Drive, Cranford, New Jersey 070167-3572.

By signing this form, I request enrollment, certify that I have received and read the prospectus describing the Dividend Reinvestment and Direct Purchase Plan for LNB Bancorp, Inc. common shares and agree to abide by the Terms and Conditions of the Plan. I hereby appoint Registrar and Transfer Company as my agent to apply dividends and any investments I may make to the purchase of shares under the Plan. I understand that I may revoke this authorization at any time by written notice to Registrar and Transfer Company.

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Substitute Form W-9:

Under penalties of perjury, I also certify that:

1. The number shown on this form is my/our correct Social Security Number or Taxpayer ID Number.

2. I (we) am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

All owners of shares held in joint registration must sign this Enrollment Form.

DATE:
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      Shareholder Signature                    Joint Shareholder Signature
                                                     (if jointly held)

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   Social Security Account Number             Social Security Account Number


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State or country (if other than the          State or country (if other than the
United States) of residence                  United States) of residence if
                                             jointly held

Daytime Phone  (     )
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                          AUTOMATIC DEBIT AUTHORIZATION

You may authorize automatic monthly deductions from your personal bank account. Registrar and Transfer Company will automatically debit your bank account on or about the 20th of each month and invest these deductions in LNB Bancorp Common Stock. Please indicate the account from which you would like your additional investments withdrawn. You must enclose a pre-encoded deposit ticket or blank, voided check to help us identify your account or designate your account number and the name of the financial institution where you maintain your account in the space provided below.

     Amount to be deducted:
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     (must be for at least $50 and cannot exceed $2,500 per month)


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     Signature                         Date            Signature


[ ] Checking account       [ ] Savings account        [ ] Other account
Acct. No.                  Acct. No.                  Acct. No.
          ----------------           ----------------           ----------------

Financial Institution
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                         AUTOMATIC CREDIT AUTHORIZATION

[PLEASE NOTE THAT THIS SERVICE WILL NOT BE AVAILABLE TO YOU IF YOU HAVE ELECTED EITHER FULL DIVIDEND REINVESTMENT OR PARTIAL DIVIDEND REINVESTMENT.]

You may authorize the automatic crediting of quarterly cash dividends to your checking or savings account. Please indicate the account which you would like your quarterly cash dividends credited. You must enclose a pre-encoded deposit ticket or blank, voided check to help us identify your account or designate your account number and the name of the financial institution where you maintain your account in the space provided below.


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Signature                         Date            Signature


[ ] Checking account       [ ] Savings account        [ ] Other account
Acct. No.                  Acct. No.                  Acct. No.
          ----------------           ----------------           ----------------

Financial Institution
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